EXHIBIT 23 - INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-94141 of Telecomunicaciones de Puerto Rico, Inc. on Form S-8 of our report dated February 28, 2004, appearing in this Annual Report on Form 10-K of Telecomunicaciones de Puerto Rico, Inc. for the years ended December 31, 2003 and 2002.

Ernst & Young LLP
San Juan, Puerto Rico

March 30, 2004